Microsoft Word 10.0.5815;SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------


                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)     May 23, 2005

                            JORDAN INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                (State of Other Jurisdiction of Incorporation)


      33-24317                                          36-3598114
(Commission File Number)                 (I.R.S. Employer Identification No.)

                          ArborLake Centre, Suite 550
                1751 Lake Cook Road, Deerfield, Illinois 60015
         (Address of Principal Executive Offices, including Zip Code)

                                (847) 945-5591
                        (Registrant's telephone number,
                             including Area Code)


                                Not applicable
         (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4 (c))




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Item 2.01         Completion of Acquisition or Disposition of Assets

On May 23, 2005, the Company's investment in JIR Paging, Inc was repurchased for its full face amount by JIR Paging, Inc. for $9.2 million plus accrued interest through the date of purchase of $0.2 million. The Company's investment represented advances made to JIR Paging, Inc. and its subsidiaries over time, and included interest accrued on those advances. The proceeds reflect all material amounts owed to the Company by JIR Paging, Inc. including interest accrued through the date of sale. JIR Paging, Inc. is an affiliate of the Company as a result of common directors, stockholders, partners and principals. Concurrent with the above transaction, JIR Paging, Inc. issued promissory notes totaling $9.4 million to entities owned by Mr. Jordan and his family and affiliates, and consequently are affiliated entities of both the Company and JIR Paging, Inc. due to such common ownership.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






JORDAN INDUSTRIES, INC.


Date:   May 26, 2005                            /s/   Norman R. Bates
     -------------------                       -----------------------------
                                               By: Norman R. Bates
                                               Its: Chief Financial Officer